                                                                    Exhibit 99.e


GEN-X SPORTS INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]



Your Board of Directors recommends a vote FOR the following:

1.  Approval of the Agreement and Plan of Merger, dated   For     Against    Abstain   Will Attend Special Meeting [ ]
    June 5, 2002, as amended, by and among Gen-X Sports   [ ]       [ ]        [ ]
    Inc., Huffy Corporation and HSGC, Inc.                                             Please indicate number
                                                                                       attending: _____


                                                                                       Change of Address [ ]
                                                                                       Mark here for address change
                                                                                       and revise pre-printed address



                                                                                       Signature(s)___________________Date:___, 2002


                                                                                       Signature(s)___________________Date:___, 2002

                                                                                        IMPORTANT: PLEASE  SIGN AND  RETURN
                                                                                        PROMPTLY. Please  sign  exactly as
                                                                                        name appears. If signing in
                                                                                        fiduciary or representative
                                                                                        capacity, please give full title
                                                                                        as such. If shares are registered
                                                                                        in more than one name, all holders
                                                                                        must sign. If signature  is for a
                                                                                        corporation, the handwritten
                                                                                        signature and title of an
                                                                                        authorized officer is required,
                                                                                        together with the full corporate
                                                                                        name.


                            - FOLD AND DETACH HERE -


TO VOTE: Mark, sign and date your proxy card. Detach your proxy card and return it in the postage-paid envelope provided.

                                                                    Exhibit 99.e


                                GEN-X SPORTS INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR SPECIAL MEETING OF SHAREHOLDERS _____, 2002

P   The undersigned hereby appoints Kenneth Finkelstein and James J. Salter,
R   and each of them, his or her proxies, with power of substitution, to vote
O   all shares of common stock and preferred stock of GEN-X SPORTS INC., a
X   Delaware corporation, which he or she may be entitled to vote at the Special
Y Meeting of Shareholders of said Corporation to be held _____, 2002, and at any adjournment(s) thereof, on the following matters, all of which are described in the Proxy Statement, receipt of which is hereby acknowledged:

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (A) FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. EXCEPT FOR THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD, THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO BUSINESS OTHER THAN OF A ROUTINE NATURE TO BE BROUGHT BEFORE THE MEETING. IF ANY OTHER BUSINESS IS BROUGHT BEFORE THE MEETING, INCLUDING A VOTE TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED ACCORDING TO APPOINTED PROXIES' DISCRETION AND BEST JUDGMENT. [SEE REVERSE SIDE]

                                GEN-X SPORTS INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                ADMISSION TICKET

                                    , 2002,      a.m.                [MAP]
                    ----------------        -----
                        Gen-X Sports Inc.
                         36 Dufflaw Road
                        Toronto, Ontario
                         M6A 2W1 Canada

DIRECTIONS TO GEN-X SPORTS INC.
-

If you plan to attend the meeting, please check the box and indicate the number attending on the reverse side of the proxy form. Please detach this card and bring it with you to the meeting for presentation at the meeting.